Certification of Principal Executive Officer

and Principal Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Powder River Coal Corp., (the “Company”) on Form 10-K for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew D. Grant, Principal Executive Officer and Principal Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

POWDER RIVER COAL CORP.

/s/: Andrew D. Grant

ANDREW D. GRANT

Principal Executive Officer

Principal Financial Officer

April 16, 2012